January 25, 1999


Mr.  Jerry  Lockett
Vice  President  -  Gas  Liquids
Penn  Octane  Corporation
1110  Kingwood  Dr.
Kingwood,  Tx.  77339
                                                    Reference:  Agreed Amendment
                                                               Rental Adjustment
                                                                  (Mexican Side)


Dear  Mr.  Lockett:

     Penn Octane Corporation (POC) and CPSC International (CPSC) have agreed and plan to enter into a long term Lease/Installment - Purchase Agreement. The project cost of the pipelines, right of way, transfer terminal etc. has been estimated to be Four Million Dollars and zero cents ($4,000,000.00). This letter has been prepared to provide the formula to be used in determining the monthly rental rate adjustment if the Total Installed Cost (TIC) is not said $4,000,000.00.


                               ADJUSTMENT  FORMULA
                               -------------------

          Actual  T.I.C.
          -----------------   X   $68,000   =   Adjusted  Monthly  Rental  Rate
                                                -------------------------------
          $4,000,000.00


     If the Total Installed Cost is within 1% of the estimated cost of $4,000,000.00 - no adjustment will be made.

     If you are in agreement with the aforementioned statements of agreement, please indicate by executing in the space provided below.


AGREED  TO  AND  ACCEPTED  THIS  ______  DAY  OF  ______________  1999.

PENN  OCTANE  CORPORATION                    CPSC  INTERNATIONAL


By: _________________________________      By: _________________________________

Name: _______________________________     Name: ________________________________

Title: _______________________________   Title: ________________________________

Date: ________________________________    Date: ________________________________


Acd/rental  adjust

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